UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 11-K

/X/ ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

          For the fiscal year ended March 31, 2001

/ / TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

          For the transition period from        to

                    Commission file number

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan
                       Restatement Effective April 1, 1989

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                          COLUMBUS McKINNON CORPORATION
                         140 John James Audubon Parkway
                             Amherst, NY 14228-1197

FINANCIAL STATEMENTS AND SCHEDULES

Columbus McKinnon Corporation Employee Stock Ownership Plan
Years ended March 31, 2001 and 2000 with Report of Independent Auditors

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                       Financial Statements and Schedules

                       Years ended March 31, 2001 and 2000




                                    CONTENTS

Report of Independent Auditors ..............................................1

Financial Statements

Statements of Net Assets Available for Benefits..............................2
Statements of Changes in Net Assets Available for Benefits...................3
Notes to Financial Statements................................................4

Schedules

Schedule H, Line 4(i) - Schedule of Assets (Held at End of Year)............10
Schedule H, Line 4(j) - Schedule of Reportable Transactions.................11

                         Report of Independent Auditors

The Pension Committee
Columbus McKinnon Corporation
 Employee Stock Ownership Plan

We have audited the accompanying statements of net assets available for benefits of the Columbus McKinnon Corporation Employee Stock Ownership Plan as of March 31, 2001 and 2000, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the ESOP's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Columbus McKinnon Corporation Employee Stock Ownership Plan at March 31, 2001 and 2000, and the changes in its net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets (held at end of year) as of March 31, 2001, and reportable transactions for the year then ended, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                   /S/ ERNST & YOUNG LLP

Buffalo, New York
May 25, 2001


                                                             Columbus McKinnon Corporation
                                                             Employee Stock Ownership Plan

                                                    Statements of Net Assets Available for Benefits


                                                  MARCH 31, 2001                                      MARCH 31, 2000
                                  -------------------------------------------------------------------------------------------------
                                    ALLOCATED      UNALLOCATED        TOTAL            ALLOCATED       UNALLOCATED         TOTAL

ASSETS

Investment in sponsor company
 common stock, at fair value ...  $ 7,452,438      $ 3,943,963     $11,396,401       $11,675,409       $ 7,961,087      $19,636,496
Investment in stable asset
 fund, at fair value ...........      133,397                -         133,397           110,966                 -          110,966
Receivables:
 Employer contributions ........       34,929           25,860          60,789                 -            10,573           10,573
 Interest ......................        2,676                -           2,676             2,631                 -            2,631
Cash ...........................        2,101                -           2,101             4,544                 -            4,544
                                  -------------------------------------------------------------------------------------------------
Total assets ...................  $ 7,625,541      $ 3,969,823     $11,595,364       $11,793,550       $ 7,971,660      $19,765,210
                                  -------------------------------------------------------------------------------------------------

LIABILITIES

Interest payable ...............            -            25,860         25,860                 -            10,573           10,573
Loans payable ..................            -         8,527,301      8,527,301                 -         9,516,651        9,516,651
                                  -------------------------------------------------------------------------------------------------
Total liabilities ..............            -         8,553,161      8,553,161                 -         9,527,224        9,527,224
                                  -------------------------------------------------------------------------------------------------
Net assets available (deficit)
 for plan benefits .............  $ 7,625,541       $(4,583,338)   $ 3,042,203       $11,793,550       $(1,555,564)     $10,237,986
                                  =================================================================================================


SEE ACCOMPANYING NOTES.



                                                               Columbus McKinnon Corporation
                                                               Employee Stock Ownership Plan

                                                 Statements of Changes in Net Assets Available for Benefits


                                                  MARCH 31, 2001                                      MARCH 31, 2000
                                            ---------------------------------------------------------------------------------------
                                    ALLOCATED      UNALLOCATED        TOTAL            ALLOCATED       UNALLOCATED         TOTAL

Investment (loss) income:
 Net unrealized depreciation in
   fair value of investments ...  $(3,946,992)    $ (3,794,966)   $ (7,741,958)     $ (4,493,413)     $ (6,086,506)    $(10,579,919)
 Dividends .....................      246,335          175,192         421,527           229,970           206,049          436,019
 Interest ......................        8,639                -           8,639             4,346                 -            4,346
Employer contributions .........       34,929        1,456,565       1,491,494                 -         1,444,861        1,444,861
                                  -------------------------------------------------------------------------------------------------
Total investment loss ..........   (3,657,089)      (2,163,209)     (5,820,298)       (4,259,097)       (4,435,596)      (8,694,693)
                                  -------------------------------------------------------------------------------------------------
Interest expense ...............            -          864,565         864,565                 -           852,861          852,861
Distributions to participants ..      491,625                -         491,625         1,825,572                 -        1,825,572
Transfer to other qualified plan       14,896                -          14,896            65,958                 -           65,958
Administrative expense .........        4,399                -           4,399             7,165                 -            7,165
                                  -------------------------------------------------------------------------------------------------
Total deductions ...............      510,920          864,565       1,375,485         1,898,695           852,861        2,751,556
                                  -------------------------------------------------------------------------------------------------
Net decrease ...................   (4,168,009)      (3,027,774)     (7,195,783)       (6,157,792)       (5,288,457)     (11,446,249)
Net assets (deficit) available
 for benefits:
Beginning of year ..............   11,793,550       (1,555,564)     10,237,986        17,951,342         3,732,893       21,684,235
                                  -------------------------------------------------------------------------------------------------
End of year ....................  $ 7,625,541     $ (4,583,338)   $  3,042,203      $ 11,793,550      $ (1,555,564)    $ 10,237,986
                                  =================================================================================================


SEE ACCOMPANYING NOTES.

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                          Notes to Financial Statements

                             March 31, 2001 and 2000

1. DESCRIPTION OF THE PLAN

The Columbus  McKinnon  Corporation  Employee Stock  Ownership Plan (ESOP or the
Plan), is a defined contribution employee stock ownership plan and a stock bonus plan within the meanings of the applicable sections of the Internal Revenue Code of 1986, as amended. It is also an eligible individual account plan as defined in the applicable section of the Employee Retirement Income Security Act of 1974 (ERISA). Refer to the Plan Document or the Summary Plan Description for a complete description of the ESOP's provisions.

The Plan covers all domestic non-union employees of Columbus McKinnon Corporation (the Company/CMC), of Yale Industrial Products, Inc., and Automatic Systems, Inc., subsidiaries of the Company. The Plan was amended to extend coverage to all domestic non-union employees of Abell-Howe Crane, Inc., a subsidiary of the Company, effective September 1, 1999; Washington Equipment Company, a subsidiary of the Company, effective January 1, 2000; and Gaffey, Inc. and Handling Systems and Conveyors, Inc., subsidiaries of GL International, which in turn is a subsidiary of the Company, effective January 1, 2000.

In accordance with the Plan document, employees who have attained 55 years of age and ten years of participation in the Plan have the option to diversify the investments in their stock accounts by selling a specified percentage of their shares at the current market value and transferring the sale proceeds to another defined contribution plan maintained by the Company. In 2001, $14,896 has been transferred to the Company's Thrift 401(k) plan ($65,958 in 2000).

A summary of the ESOP's provisions is as follows:

PARTICIPATION

Substantially all of the Company's domestic non-union employees are eligible to participate in the ESOP.

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)

1. DESCRIPTION OF THE PLAN (CONTINUED)

ELIGIBILITY

Eligible employees must have attained age 21 and completed one year of service (minimum of 1,000 hours) to be a participant.

CONTRIBUTIONS

Each Plan year (each 12 month period ending March 31) the Company contributes to the ESOP for each participant (a) who is actively employed as an employee on December 31 and who has earned at least 1,000 hours of service as an employee in the calendar year ending December 31, or (b) who terminates employment on or after January 1 during a plan year after attaining age 55 and completing at least five years of eligibility service. Contributions shall be made in cash or in shares of stock as determined by the Company, and need not be made out of current or accumulated earnings and profits.

VESTING

A participant's account balance shall become fully vested and non-forfeitable on the date the participant completes five years of vesting service (excluding any service rendered prior to the calendar year in which the participant attained age 18), or if sooner, on the date the participant attains normal retirement age while in the employ of the Company or any affiliated company.

DISTRIBUTIONS

Upon a vested participant's termination, the value of his/her account will be distributed if the value of the account is less than $5,000 or, at the participant's option, either immediately or at any valuation date until retirement, as provided in the ESOP. A retiree may elect to defer distribution up to 70 1/2 years of age. The account of a participant who is not a 5-percent owner and who has not separated from service but has attained the age of 70 1/2 will commence distribution unless the participant elects to defer distribution until employment ceases. Valuation dates for distributions are September 30 or March 31.

During 2001, $491,625 or 36,412 shares, were distributed to vested participants in the form of stock certificates ($1,825,572, or 95,108 shares, distributed in 2000). This resulted in the sale of 67 shares held by the ESOP back to the Company for $901 in 2001 as a result of fractional shares (37 shares for $688 in 2000). As of March 31, 2001, $329,625 ($238,763 as of March 31, 2000) is
included in the ESOP assets for terminated participants who have requested distributions.

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


1. DESCRIPTION OF THE PLAN (CONTINUED)

Forfeiture of a non-vested interest shall occur in the fifth consecutive calendar year following a break in service. The forfeited accounts will be allocated among the accounts of active participants. At March 31, 2001, the ESOP assets include $15,740 ($169,782 at March 31, 2000) of undistributed forfeited accounts.

ALLOCATION TO PARTICIPANT ACCOUNTS

As of each March 31 valuation date, each participant account is appropriately adjusted to reflect any contributions or stock to be allocated as of such date, the income of the trust fund during the period and the increase or decrease in the fair market value of the trust fund during the period. The allocation of contributions is based on the fraction, the numerator of which is the participant's annual earnings for the preceding calendar year and the denominator of which is the aggregate annual earnings for such calendar year of all participants entitled to an allocation.

DIVIDENDS

Dividends paid on stock allocated to a participant's stock account will be allocated to the participant's nonstock account. The pension committee may direct that such dividends shall be either (a) paid directly to the participant, former participant, or beneficiary within 90 days after the close of the plan year in which such dividend was paid, or (b) applied as payment on the exempt loans. Dividends paid on unallocated stock held by the trustee and acquired with the proceeds of an exempt loan shall be held by the trustee until the end of the plan year in which it was paid, and then, along with any interest or earnings, be applied as payment on the exempt loans which shall trigger a release of stock from the suspense account.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)

3. PLAN TERMINATION

The Company intends to continue the ESOP indefinitely, but reserves the right to terminate the Plan at any time. If the ESOP is terminated, each participant shall be fully and nonforfeitably vested in his interest in the ESOP trust fund.

4. INVESTMENTS

At March 31, 2001 and 2000, the assets of the ESOP Plan consist of 1,458,646 and 1,496,114, respectively, shares of CMC common stock and 13,140 and 10,164, respectively, shares of a stable asset fund with Fleet Bank. The ESOP's investment in CMC common stock is reported at fair market value as of March 31, 2001 and 2000 based on quoted market prices. The investment in the stable asset fund is also reported at fair market value as determined by open trading.

5. LOANS PAYABLE AND SHARE RELEASE

On October 27, 1994, the ESOP obtained $6,000,000 of new debt ($2,000,000 from HSBC and $4,000,000 from Fleet Bank). The Fleet loan is payable in quarterly installments of $103,000 through January 2002, and $406,880 in April 2002, plus interest at a Eurodollar rate based upon LIBOR plus a spread determined by the Company's leverage ratio (8.51% and 8.18% at March 31, 2001 and 2000, respectively). The HSBC loan is payable in quarterly installments of $45,000 through January 2002, and $156,891 in April 2002, plus interest at a Eurodollar rate based upon LIBOR plus a spread determined by the Company's leverage ratio (8.51% and 8.18% at March 31, 2001 and 2000, respectively).

On October 13, 1998, the ESOP obtained $7,682,281 of new debt from the Company. The CMC loan is payable in quarterly installments of interest only through April 2002, and thereafter quarterly installments of $150,000 through July 2014, and $21,529 in October 2014, plus interest at the prime rate (8.0% and 9.0% at March 31, 2001 and 2000, respectively).

In October 1994 and October 1998, the ESOP purchased 609,144 and 479,900 shares, respectively, of common stock of the Company with the debt proceeds, which were recorded by the trustee in the suspense account. Such stock ceases to be collateral and is released from the suspense account as the loans are repaid. In each year prior to full payment of the loans, the number of shares of stock released will equal the number of shares of stock held as collateral immediately before the release for such plan year multiplied by the release fraction.

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


5. LOANS PAYABLE AND SHARE RELEASE (CONTINUED)

The loans, which are guaranteed by the Company, are collateralized by an equivalent number of shares of common stock recorded by the trustees in a suspense account.

Maturities of loans payable are as follows:

         2002                                             $   592,000
         2003                                               1,013,771
         2004                                                 600,000
         2005                                                 600,000
         2006                                                 600,000

The numerator of the release fraction is the amount of principal and interest payments made toward the loan during the plan year and the denominator is the sum of the numerator plus the principal and interest payments to be made on the loan in the future, using the interest rate applicable at the end of the plan year. Shares of stock released from the suspense account for a plan year shall be held in the trust on an unallocated basis until allocated by the pension committee as of the last day of that plan year. That allocation shall be consistent with the method for allocating contributions to participants' accounts, which is based on a fraction of each participant's annual earnings during the preceding calendar year to the total earnings of those participants during such calendar year. The allocation of shares released resulting from dividends on participants' allocated shares, however, was based upon the fraction of each participant's allocated shares to the total number of allocated shares.

As of March 31, 2001, 504,795 shares were held as collateral for the loan (606,559 shares held as of March 31, 2000); 101,764 shares were released from the suspense account in 2001 (101,821 shares released in 2000). These shares were allocated to participant accounts as of March 31, 2001.

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


6. TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated July 28, 1997, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan was amended subsequent to the IRS determination letter. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

                                    Schedules

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan
                                 EIN: 16-0547600
                                  Plan No. 016

        Schedule H, Line 4(i) - Schedule of Assets (Held at End of Year)

                                 March 31, 2001

IDENTITY OF ISSUE      DESCRIPTION OF INVESTMENT         COST     CURRENT VALUE
-------------------------------------------------------------------------------

Columbus McKinnon      Employer Common Stock,
   Corporation*          1,458,646 shares           $ 15,565,314   $ 11,396,401

Fleet Investment       Stable Asset Fund
   Services*             13,140 shares                   133,397        133,397


* Parties-in-interest

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan
                                 EIN: 16-0547600
                                  Plan No. 016

           Schedule H, Line 4(j) - Schedule of Reportable Transactions

                        For the year ended March 31, 2001



                                                                                                  Current Value
    Identity of              Description           Purchase        Selling          Cost           of Asset on           Net
   Party Involved             of Assets             Price           Price         of Asset       Transaction Date     Gain (Loss)
---------------------------------------------------------------------------------------------------------------------------------

CATEGORY (III) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS
----------------------------------------------------------------------

Fleet National Bank*      Stable Asset Fund       $ 429,597       $       -        $ 429,597        $ 429,597             N/A
                                                          -         438,941          438,941          438,941               -


There were no category (i), (ii) or (iv) transactions during the year.


*Parties-in-interest

                                   SIGNATURES

          The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         COLUMBUS McKINNON CORPORATION

                                         EMPLOYEE STOCK OWNERSHIP PLAN
                                         RESTATEMENT EFFECTIVE APRIL 1, 1989




                                         By: /S/ TIMOTHY R. HARVEY
                                             --------------------------
                                             Timothy R. Harvey, Trustee


                                             /S/ KAREN L. HOWARD
                                             -----------------------------
                                             Karen L. Howard, Trustee


                                             S/ ROBERT L. MONTGOMERY, JR.
                                             ------------------------------
                                             Robert L. Montgomery, Jr., Trustee


                                             /S/ ROBERT H. MYERS
                                             ----------------------------
                                             Robert H. Myers, Trustee

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 333-3212) pertaining to the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, the Columbus McKinnon Corporation Non-Qualified Stock Option Plan, the Columbus McKinnon Corporation Restricted Stock Plan and the Columbus McKinnon Corporation Employee Stock Ownership Plan Restatement Effective April 1, 1989 of Columbus McKinnon Corporation and (b) the Registration Statement (Form S-8 No. 333-81719) pertaining to the Options assumed by Columbus McKinnon Corporation originally granted under the G.L. International Inc. 1997 Stock Option Plan and the Larco Industrial Services Ltd. 1997 Stock Option Plan of our report dated May 25, 2001, with respect to the financial statements and schedules of the Columbus McKinnon Corporation Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended March 31, 2001.

                                             /S/ ERNST & YOUNG LLP

Buffalo, New York
June 26, 2001